HomeStreet Announces Approval of Merger with FirstSun

SEATTLE –June 18, 2024 – (BUSINESS WIRE) – HomeStreet, Inc. (“the Company”) (Nasdaq: HMST) today announced that the preliminary vote count indicates that its shareholders approved the Agreement and Plan of Merger dated as of January 16, 2024, by and between FirstSun Capital Bancorp, the Company and Dynamis Subsidiary, Inc., as amended on April 30, 2024. Final voting results of the shareholder meeting held on June 18, 2024 will be filed with the Company’s Form 8-K on Thursday June 20, 2024.

“The strong vote in favor of our merger with FirstSun reflects the attractiveness of the combination for the Company,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. “We are excited to accomplish this milestone in the merger process and look forward to closing the merger, subject to receipt of the required regulatory approvals. We believe this merger represents a unique investment opportunity in an otherwise challenging banking environment and we look forward to realizing the benefits for our shareholders.”

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the proposed transaction between the Company and FirstSun Capital Bancorp (“FirstSun”). In general, forward-looking statements can be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to the expected timing, completion, financial benefits, and other effects of the proposed mergers (the “Merger”). Forward looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial conditions to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, (1) expected cost savings, synergies and other financial benefits from the Merger not being realized within the expected time frames or at all and costs or difficulties relating to integration matters being greater than expected, (2)

the ability of the Company to obtain the necessary approval by its shareholders, (3) the ability of FirstSun and the Company to obtain required governmental and regulatory approvals of the Merger when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger), (4) the ability of FirstSun to consummate their investment agreements to obtain the necessary capital to support the transaction, (5) the failure of the closing conditions in the definitive Agreement and Plan of Merger (as amended from time to time in accordance with its terms, the “Merger Agreement”), dated as of January 16, 2024, by and between the Company and FirstSun to be satisfied, or any unexpected delay in closing the proposed Merger, (6) the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the Merger Agreement, (7) the diversion of management's attention from ongoing business operations and opportunities, (8) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger, (9) the outcome of any legal proceedings that have been or may be instituted against FirstSun or the Company, (10) the Company’s ability to successfully consummate the proposed Merger with FirstSun, and (11) the Company’s ability to dispose of or sell such amounts of certain of the Company’s commercial real estate loans as the Company and FirstSun may reasonably determine are deemed necessary to obtain regulatory approval of the Merger, which disposition or loan sales is contemplated to be consummated as soon as reasonably practicable after the closing of the Merger. Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the registration statement on Form S-4 filed on March 8, 2024, as amended on May 13, 2024, by FirstSun (the “Registration Statement”) discussed below, “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the definitive proxy statement filed by the Company and the prospectus filed by FirstSun on May 16, 2024 (the “Proxy Statement/Prospectus”) discussed below, “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and other documents subsequently filed by FirstSun and the Company with the U.S. Securities and Exchange Commission (“SEC”).

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com